EXHIBIT 99.1
Bill Floyd Remarks
BEI Associates Meeting
September 26, 2005
Good morning to everyone here in Fort Smith and to all of you in Operations who are joining us by phone.
If any of you have ever listened to our conference calls with investors, you know that we spend the first two or three minutes of each call reciting a bunch of disclaimers – gobblygook that no one really understands, except for our lawyers. But they insist we say it anyway. And then, when we finally get to the point where we’re communicating substantive information, we have to stick to our script.
Well, that’s the way it’s also been for these updates I’ve been having with you on the sales process. I have to stay on script. Then the script has to be filed with the SEC. And it has to contain all the disclaimers that make our lawyers happy.
(PAUSE)
Of course, you all know by now how happy I am working from a script. But even under these conditions, I thought it was important for us to get together to discuss the latest development in the sale of our company to North American Senior Care – or NASC, for short.
I’m sure you’ve seen the email I sent out on Friday, and the press release announcing that we’ve given NASC an extension of time to meet certain of its financing commitments. I’d like to give you some color commentary to put that announcement into some context – and tell you what I believe it means – and what it doesn’t mean.
(PAUSE)
First of all, it does not mean that NASC is losing interest in the deal. To the contrary, everything we’ve seen indicates that they are every bit as committed to buying BEI – and excited about the prospect – as they ever were. Perhaps even more so.

There’s been no fall-off in their level of interest – or in the amount of due diligence work they and their financing partners have been doing over the past several weeks. They continue to be very active in the data room and in discussions with our people here in Fort Smith and in the operating units. And they’ve already visited a number of our facilities – to kick the tires, if you will.
(PAUSE)
Second, the need for this extension certainly does not reflect any concerns that have surfaced during the due diligence process – or any concerns about our current operating or financial performance.
And, third, this extension does not mean that NASC can’t get the money to do the deal. Our Board and its financial and legal advisors are confidant NASC will be able to fulfill all its financing commitments on the extended timetable – namely, by November 18. If we weren’t confident, we would not have given them the extension.
And I think the market generally feels the same way. A lot of Beverly shares were traded Friday after we announced the extension – close to eight million shares, compared to our normal 1.3 million. However, our stock was down by only 25 cents for the day. If investors felt the deal was falling apart, I think we would have seen a much more volatile reaction.
(PAUSE)
I guess the situation we’re in is a little like buying a home. You’ve found the home you really want, and you’re working with the bank on a mortgage – but you run into some snags or timing issues in getting the money you planned to use for the down payment. You convince the seller you’re still serious – you still want to do the deal — but you ask him for a little more time to finalize your financing. And, as part of that discussion, you outline some solid plans for getting the down payment money from another source.
That’s an over-simplification, of course. But I think it’s a good way to look at what happened last week. And I should point out that delays and extensions are not unusual in real-estate transactions – and real estate certainly is one of the important aspects of the sale of our company.

Let me give you an example.
Roughly a year ago, Mariner was being purchased by a group that included some of the same investors who are providing either equity or debt financing to NASC. The initial financing commitments called for in the Mariner agreement were not met under the original timetable – and an extension was required. Sound familiar? However, those investors did successfully complete the transaction —within a reasonable time frame — and at the originally agreed-upon price.
(PAUSE)
So, the bottom line here is that we think NASC can satisfy its financing commitments by November 18.
That said, however, our Board was not simply going to sit around for seven or eight weeks, waiting for the check in the mail. In exchange for giving NASC more time, our Board negotiated some key provisions in the amended agreement.
The first is an extra $3 million in earnest money. So, under certain circumstances, if NASC cannot fulfill its commitments by November 18, they now forfeit $10 million – not $7 million, as the original merger agreement specified.
The second key concession is that we have the right to explore other opportunities while we’re waiting – rather than keeping all our eggs in just the NASC basket. These opportunities include discussions with other potentially interested parties who may want to buy BEI.
The third key concession is closely related to that – and it involves the suspension of the so-called $40 million termination fee. Before the agreement with NASC was amended last week, if someone else wanted to come in with an offer superior to the NASC deal, then NASC would be entitled to receive what’s called a “termination fee” – and that fee would be $40 million. This is no longer the case – until NASC fulfills key milestones in its financing commitments.
Our Board insisted on these new provisions because they make good business sense. We gained some added flexibility we didn’t have under the original agreement – just in case NASC runs into some unanticipated problems meeting the November 18 deadline. And, frankly, these provisions also serve to hold NASC’s feet to the fire during this interim period.
(PAUSE)

So what does this added flexibility mean to us?
Well, I’ve always tried to shoot straight with you and honestly describe whatever circumstances we were facing – whether you liked to hear the news or not. So, keeping true to my commitment to you, I have to tell you that one possibility is that another buyer could surface. And they might submit a superior offer to the deal we now have with NASC. It’s possible that Formation Capital could come back into the picture.
(PAUSE)
How likely is that scenario? I have no way of telling at this point. But I’d be less than honest with you if I didn’t mention that as a possibility.
Now, am I happy that NASC didn’t meet the deadline for some of its financing commitments by last Thursday? No. Am I happy with this eight-week extension? No. Am I happy with the possibility that the anticipated closing date for the sale may slip a few weeks? No.
But, you know what? It is what it is – and we will deal with this new development just like we’ve dealt with everything else over the past five and a half years: with integrity, focus and determination. And – yet one more time – it will bring out the best of our organization.
(PAUSE)
I’ve told you before – I am very proud of the way all of you have responded to the uncertainties that have arisen during the past several months. Proud of the way you’ve handled the very real anxieties caused by the sales process. Proud of the quality care you continue to provide – and the exceptional results you’ve been achieving.
Independent of this transaction – and whether it crystallized last Thursday, or whether it happens seven weeks from now – BEI still has a lot to accomplish. First and foremost is taking care of the 35,000 residents who depend on us every day.
Independent of this transaction, we have financial and operating targets that we’ve set for ourselves. And we’re going to achieve them.

Independent of this transaction, we are going to continue to push forward on every front – because that’s the kind of people we are. A major part of the DNA of this organization is taking pride in what we do – and nothing ... nothing can change that.
(PAUSE)
So, I’m counting on all of you to stay focused – to take that deep breath and get the job done. And you can count on me and on our Board to work hard throughout this process to achieve the best result possible. For our stockholders. For our resident and clients. And for all of you.
Thank you.
(LONG PAUSE)
Now, I’ve said about as much as I can say about the sales process. But I want to be sure I haven’t overlooked any of your concerns – and I want to do my best to answer any questions you may have. Let’s start with the group here in Fort Smith – and then we’ll take them over the phone.

IMPORTANT INFORMATION
In connection with the merger with North American Senior Care, Inc. (“NASC”), Beverly Enterprises, Inc. (“BEI”) will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. BEI and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to any proposed transaction. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed transaction when it becomes available. You may obtain BEI’s proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of BEI’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to BEI at 1000 Beverly Way, Fort Smith, Arkansas 72919, Attn: Investor Relations or at www.beverlycorp.com under the tab “Investor Information” and then under the heading “SEC Filings”.
FORWARD LOOKING STATEMENTS
The statements in this document relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, including the risks and uncertainties detailed from time to time in BEI’s filings with the Securities and Exchange Commission. In particular, statements regarding the consummation of the merger with NASC are subject to risks that the conditions to the transaction will not be satisfied, including the risk that regulatory approvals will not be obtained.
In addition, our results of operations, financial condition and cash flows may be adversely impacted by the recently concluded auction process, the announcement of the proposed transaction with NASC and the subsequent amendments of the merger agreement with NASC, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the auction process and the transaction with NASC. Although BEI believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. BEI assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.